UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2016

Date of Report (Date of earliest event reported)

WEST COAST VENTURES GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54948	99-0377575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 City Blvd. West, 17th Floor Orange, CA	92868
(Address of principal executive offices)	(Zip Code)

(714) 656-0096

Registrant’s telephone number, including area code

ENERGIZER TENNIS CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 4, 2016, Energizer Tennis, Corp. (the “Company”) filed Articles of Merger with the Nevada Secretary of State whereby it entered into a statutory merger with its wholly-owned subsidiary, West Coast Ventures Group Corp., pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company was the surviving entity and changed its name to “West Coast Ventures Group Corp.”

On February 4, 2016, the Company filed a Certificate of Amendment with the Nevada Secretary of State whereby it amended its Articles of Incorporation to increase the Company’s authorized number of shares of common stock from 100 million to 250 million and decrease all of its issued and outstanding shares of common stock at a ratio of one (1) share for every one thousand (1,000) shares held.

On February 9, 2016, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned name change and reverse stock split be effected in the market. The Company also requested that its ticker symbol be changed to “WCVC”. On April 27, 2016, FINRA granted approval for the name change and the ticker symbol change. For the next twenty (20) business days, the Company’s ticker symbol will be shown as “EZRTD”, to reflect the fact that it has undergone a stock split. Thereafter, the Company’s ticker symbol will be changed to “WCVC”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST VENTURES GROUP CORP.

DATED: April 28, 2016

By:/s/ Randy Hatch

Name:

Randy Hatch

Title:

President